UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 15, 2021
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices, including Zip Code)
(480) 515-8100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	MTH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2021, Meritage Homes Corporation, a Maryland corporation (the “Company”), completed an offering of $450,000,000 aggregate principal amount of 3.875% Senior Notes due 2029 (the “2029 Notes”) that are guaranteed (the “Guarantees,” and collectively with the 2029 Notes, the “Securities”) by certain of the Company’s 100% owned subsidiaries (the “Guarantors”). The Securities were offered to investors in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.

The Securities were issued pursuant to an Indenture dated April 15, 2021 among the Company, the Guarantors and Regions Bank, as trustee (the “2029 Indenture”). The material terms of the 2029 Notes and the 2029 Indenture are described below.

The 2029 Notes are the general unsecured obligations of the Company. The 2029 Notes will rank senior in right of payment to all future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the 2029 Notes and pari passu in right of payment with all existing and future unsecured obligations of the Company that are not so subordinated. The 2029 Notes bear interest at 3.875% per annum, payable on April 15 and October 15 of each year, commencing on October 15, 2021.

Prior to October 15, 2028, the Company may redeem the 2029 Notes in whole at any time or in part from time to time, on at least 15 but not more than 60 days’ prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments on the 2029 Notes being redeemed, discounted to the date of redemption (on a semiannual basis) at a discount rate based on the rate payable with respect to comparable treasury securities plus 0.50%. On or after October 15, 2028, the Company may redeem any or all of the 2029 Notes at any time at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed. The Company will also pay accrued interest on any 2029 Notes being redeemed to the redemption date.

The terms of the 2029 Indenture, among other things, generally limit, subject to exceptions, the ability of the Company and certain of its subsidiaries to (i) incur secured indebtedness and (ii) enter into certain sale and leaseback transactions.

The 2029 Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the 2029 Indenture; certain defaults under other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the 2029 Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the 2029 Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the 2029 Notes immediately due and payable. In addition, in the event there is both (i) a change in control and (ii) a ratings decline as specified in the 2029 Indenture by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. within a specified period relating to the change of control, the Company will be required to commence and consummate an offer to purchase all 2029 Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any) to the date of repurchase.

The foregoing description of the 2029 Notes and the 2029 Indenture is only a summary and is qualified in its entirety by reference to the full text of the 2029 Indenture, including the form of note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01    OTHER EVENTS

    On April 15, 2021, the Company issued a press release announcing the closing of the offering of the Notes described above. A copy of this press release is attached as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
4.1	Indenture for 3.875% Senior Notes due 2029, and Form of Note
99.1	Press release dated April 15, 2021, announcing the closing of a note offering of $450 million of 3.875% Senior Notes due 2029.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 15, 2021

MERITAGE HOMES CORPORATION

/s/	Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President, Chief Financial Officer